UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 2, 2015

Independence Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania		19104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 243-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 2, 2015, the First Amendment (the "KeyBank Senior Credit Agreement Amendment") dated as of October 2, 2015 to the previously disclosed Credit Agreement (the "KeyBank Senior Credit Agreement ") dated as of September 17, 2015, was entered into by and among Independence Realty Operating Partnership, LP, ("IROP"), the operating partnership of Independence Realty Trust, Inc. ("IRT"), as parent borrower, the subsidiary borrowers named therein, KeyBank National Association ("KeyBank NA"), the other lenders named therein, KeyBank NA, as agent and issuing lender and as swing loan lender, The Huntington National Bank ("Huntington"), as syndication agent, KeyBanc Capital Markets ("KeyBank Capital") and Huntington, as joint lead arranger and book managers, and Capital One, National Association ("C1"), as documentation agent. The KeyBank Senior Credit Agreement, relates to a previously disclosed $325 Million Senior Credit Facility.

The KeyBank Senior Credit Agreement Amendment amends the KeyBank Senior Credit Agreement by amending certain definitions contained therein, the provisions relating to collateral release, maximum distributions, events of default, approvals, survival and waiver of jury trial and certain damage claims

On October 2, 2015, the First Amendment ("KeyBank Interim Credit Agreement Amendment" and, together with the KeyBank Senior Credit Agreement Amendment, the "KeyBank Amendments" ) dated as of October 2, 2015 to the previously disclosed Credit Agreement the "KeyBank Interim Credit Agreement") dated as of September 17, 2015 was entered into by and among IROP, as borrower, KeyBank NA, the other lenders named therein, KeyBank NA, as agent, Huntington, as syndication agent, and KeyBanc Capital and Huntington, as joint lead arranger and joint book managers, and C1, as documentation agent. The KeyBank Interim Credit Agreement relates to a previously disclosed $120 Million Senior Interim Term Loan Facility.

The KeyBank Senior Credit Agreement Amendment amends the KeyBank Interim Credit Agreement by amending certain definitions contained therein, the provisions relating to maximum distributions, events of default, approvals, survival and waiver of jury trial and certain damage claims.

The foregoing description of the KeyBank Senior Credit Agreement Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the KeyBank Senior Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the KeyBank Interim Credit Agreement Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the KeyBank Interim Credit Agreement Amendment, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

The KeyBank Amendments are not intended to provide any other factual or financial information about IRT or its subsidiaries and affiliates. The representations, warranties and covenants contained in the KeyBank Amendments were made only for purposes of those agreements and as of the respective dates of the KeyBank Amendments or such other dates as are specified in the KeyBank Amendments; were solely for the benefit of the parties to the KeyBank Amendments; have been qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the KeyBank Amendments instead of establishing these matters as facts; and are subject to materiality qualifications contained in the KeyBank Amendments that may differ from what may be viewed as material by investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of IRT or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the respective dates of the KeyBank Amendments, which subsequent information may or may not be fully reflected in public disclosures by IRT. The KeyBank Amendments should not be read alone but should instead be read in conjunction with the other information regarding the IRT and its subsidiaries and affiliates that is contained in the filings that IRT makes with the SEC.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits filed as part of this Current Report on Form 8-K are identified in the Exhibit Index immediately following the signature page of this report. Such Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

October 7, 2015	By:	/s/ James J. Sebra

Name: James J. Sebra
Title: Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment dated as of October 2, 2015 to Credit Agreement, dated as of September 17, 2015, by and among, Independence Realty Operating Partnership, LP, as Parent Borrower, KeyBank National Association, the other lenders which are parties to the Agreement and other lenders that may become parties to the Agreement, KeyBank National Association, as Agent and Issuing Lender and as Swing Loan Lender, The Huntington National Bank, as Syndication Agent, KeyBanc Capital Markets and The Huntington National Bank, as Joint Lead Arranger and Book Managers, and Capital One, National Association, as Documentation Agent, with respect to a $325 Million Senior Credit Facility.
10.2	First Amendment dated as of October 2, 2015 to Credit Agreement dated as of September 17, 2015 by and among Independence Realty Operating Partnership, LP, as Borrower, KeyBank National Association,
the other lenders which are parties to the Agreement and other lenders that may become parties to the Agreement, KeyBank National Association, as Agent, The Huntington National Bank, as Syndication Agent, and KeyBanc Capital Markets and The Huntington National Bank, as Joint Lead Arranger and Joint Book Managers, and Capital One, National Association, as Documentation Agent, with respect to a $120 Million Senior Interim Term Loan Facility.